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                              DATED APRIL 4, 2000

PROSPECTUS
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                        3,396,226 SHARES OF COMMON STOCK

                            AASTROM BIOSCIENCES, INC.

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     This Prospectus relates to the offer and sale of 3,396,226 shares of common stock being offered by RGC International Investors, LDC. These shares include 1,132,075 shares that are issuable upon exercise of warrants.

     Our common stock is quoted on the Nasdaq National Market under the symbol "ASTM." The selling stockholder will determine the price it may offer or sell shares of our common stock independent of Aastrom. On March 17, 2000, the last sale price of our common stock was $5.8125.


INVESTING IN THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 4 OF THIS PROSPECTUS BEFORE MAKING A DECISION TO PURCHASE OUR STOCK.

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     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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                 THE DATE OF THIS PROSPECTUS IS APRIL 4, 2000.